As filed with the Securities and Exchange Commission on March 31, 2011

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

Colony Financial, Inc.

(Exact name of registrant as specified in its governing instruments)

2450 Broadway, 6th Floor

Santa Monica, CA 90404

(310) 282-8820

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Ronald M. Sanders, Esq.

660 Madison Avenue, Suite 1600

New York, NY 10065

(212) 230-3300

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

J. Warren Gorrell, Jr., Esq. David P. Slotkin, Esq. Hogan Lovells US LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 Phone: (202) 637-5600 Facsimile: (202) 637-5910	Larry P. Medvinsky, Esq. Jason D. Myers, Esq. Clifford Chance US LLP 31 West 52nd Street New York, NY Phone: (212) 878-8000 Facsimile: (212) 878-8375

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-172975

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐?

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	$10,350,000.00	$1,201.64

(1)	The Registrant previously registered shares of its common stock for a proposed maximum aggregate offering price of $287,500,000.00 on a Registration Statement on Form S-11 (File No. 333-172975), as amended, for which a filing fee of $33,378.75 was paid. This Registration for a proposed maximum aggregate offering price of $10,350,000.00 represents an additional 559,459 shares of common stock at the public offering price of $18.50 per share.
(2)	Includes the offering price of the common stock that may be purchased by the underwriters pursuant to their overallotment option.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction G of Form S-11, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinions of counsel and the accountants’ consents. Pursuant to Rule 462(b), the contents of our registration statement on Form S-11, as amended (File No. 333-172975), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on March 31, 2011 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $10,350,000 of our common stock for sale in the offering related to the Initial Registration Statement, representing an additional 559,459 shares of common stock at the public offering price of $18.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of Santa Monica, State of California, on March 31, 2011.

By:	/S/RICHARD B. SALTZMAN
Richard B. Saltzman
Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Thomas J. Barrack, Jr.	Executive Chairman	March 31, 2011

/S/ RICHARD B. SALTZMAN	Chief Executive Officer, President and Director (principal executive officer)	March 31, 2011
Richard B. Saltzman

/S/ DARREN J. TANGEN	Chief Financial Officer (principal financial and accounting officer)	March 31, 2011
Darren J. Tangen

*	Director	March 31, 2011
George G. C. Parker

*	Director	March 31, 2011
John A. Somers

*	Director	March 31, 2011
John L. Steffens

* /S/ RICHARD B. SALTZMAN Richard B. Saltzman Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the securities being registered

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of KPMG LLP

23.4	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-11 filed by the Registrant on March 21, 2011 (File No. 333-172975))